Exhibit 99.1

Enfusion Announces Appointment of Chief Operating Officer

Neal Pawar brings decades of experience as a financial services and technology leader to Enfusion, having previously served in executive and leadership roles at AQR Capital Management, D.E. Shaw, Deutsche Bank, and UBS Wealth Management

November 20, 2023

New York / London / Hong Kong — Enfusion, Inc. (“Enfusion”) (NYSE: ENFN), a leading provider of cloud-native software-as-a-service (SaaS) solutions for investment managers, announced today that it has appointed Neal Pawar to serve as Enfusion’s Chief Operating Officer (COO) effective November 27, 2023.

As Enfusion continues to accelerate its growth trajectory and reinforce its market leadership position, Mr. Pawar will play a key role in shaping the next phase of Enfusion’s business strategy and establishing best in class operational management practices. He will focus on driving cross-functional innovation and collaboration that will enable Enfusion to optimize its business operations, scale technology and infrastructure, and ultimately take the client experience to a level unmatched by other solution providers.

“Neal is an incredibly exciting and timely addition to Enfusion’s leadership team,” said Oleg Movchan, Chief Executive Officer of Enfusion. “His deep industry and leadership experience in scaling technology and engineering, product development, and business operations will be transformative for Enfusion as we enter our next stage of growth. Neal is uniquely qualified to be Enfusion’s COO given his experience in commercializing software and data solutions supported by a rare blend of technology and operating expertise across traditional and alternative investment strategies, wealth management and investment banking. I look forward to partnering with Neal as we continue to scale the business and expand our market footprint with global enterprise clients within the institutional investment management space.”

Mr. Pawar has spent nearly 30 years in the financial services industry and has held a variety of leadership roles. Most recently, Mr. Pawar was the COO and later the CEO of Qontigo, a provider of financial intelligence tools and indices for investment managers. Prior to that, Mr. Pawar served as Group Chief Information Officer at Deutsche Bank, Principal and Chief Technology Officer at AQR Capital Management, Chief Information Officer at UBS Wealth Management, and Managing Director at D.E. Shaw. Mr. Pawar holds a B.S. in Computer Science from Brown University.

“I’m thrilled to join Enfusion and looking forward to working closely with Oleg and many other individuals and teams across the organization to enable Enfusion's execution of its ambitious growth and innovation strategy,” said Mr. Pawar. “As an engineer at heart, my operating roles have allowed me to lead and influence the way Institutional Investors harness investment software platforms. I am excited to bring this, as well as the experience I've gained operating a large, global SaaS business, to Enfusion.”

About Enfusion

Enfusion’s investment management software-as-a-service (SaaS) platform removes traditional information boundaries, uniting front-, middle- and back-office teams on one cloud-native system. Through its software, analytics, and middle/back-office managed services, Enfusion creates enterprise-wide cultures of real-time, data-driven intelligence, boosting agility, and powering growth. Enfusion partners with over 800 investment managers from 10 global offices spanning four continents.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), including expectations regarding future financial performance. These forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “could,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, such as those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that was filed with the Securities and Exchange Commission (“SEC”) on March 10, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 that was filed with the SEC on May 9, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 that was filed with the SEC on August 8, 2023, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 that was filed with the SEC on November 7, 2023. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Enfusion, Inc.

Source Code: ENFN-IR

Contacts

Investor Relations

Ignatius Njoku

investors@enfusion.com

Media

media@enfusion.com